MASTERWORKS

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Join an exclusive community of blue-chip art investors

CLAUDE MONET



PURCHASED FOR

$1.3M

SOLD FOR

$13.2M

Antibes vue de la Salis, 1881

BLUE-CHIP ARTWORK VS S&P 500

WHAT IS BLUE-CHIP ART


400%
300%
200%
100%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018

There are important differences between the art appreciation index and indices for other asset classes. Learn more

Blue-chip Artwork (Artprice100®) | S&P 500

Source: Artprice. Past performance is no guarantee of future results, Important Disclosures.

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The artwork and purchase and sale prices reflected on this page were obtained from public auction records. This information is presented for illustrative purposes only and does not reflect works owned, securitized, purchased or sold by Masterworks.

Artists

Browse paintings to invest in by the most popular blue-chip and established artists.



Andy Warhol
American, 1928–1987

12.17%
HISTORICAL APPRECIATION



Jean-Michel Basquiat
American, 1960–1988

16.72%
HISTORICAL APPRECIATION



George Condo
American, 1957

22.65%
HISTORICAL APPRECIATION



Zao Wou-Ki
Chinese/French, 1920–2013

19.80%
HISTORICAL APPRECIATION



Alexander Calder
American, 1898–1976

12.7%
HISTORICAL APPRECIATION



Keith Haring
American, 1958–1990

12.6%
HISTORICAL APPRECIATION

Agnes Martin
American, 1912–2004

13.0%
HISTORICAL APPRECIATION



Mark Rothko
American, 1903–1970

13.0%
HISTORICAL APPRECIATION



Adolph Gottlieb
American, 1903–1974

8.0%
HISTORICAL APPRECIATION



Joan Mitchell
American, 1925–1992

15.78%
HISTORICAL APPRECIATION

Historical appreciations reflect an implied annualized return for a given artwork based on its purchase and sale at auction, including purchase and sale commissions paid to the auction house. Historical returns are not comparable to, or intended to represent or be a proxy, for returns on Masterworks shares. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results, and an investor can lose money.

FEATURED IN

The New York Times | New York | CNN | Forbes | CNBC

PODCAST 04.28.19


Fine Art Investing
w/ MasterWorks Founder
Scott Lynn

THE INVESTOR'S PODCAST

BROADCAST 06.24.19


SCOTT LYNN
Masterworks.io Founder & CEO

YAHOO! FINANCE

BROADCAST 05.29.19


CLOSING BELL
INVESTING IN THE LUXURY ART MARKET
CNBC

CNBC

PRESS 12.07.19


MASHA GOLOVINA
Director of Market Research
Masterworks

Bloomberg

PRESS 02.12.20



The New York Times

INSIGHTS 07.21.19

Deloitte.

88% of wealth managers surveyed recommend allocation a portion of their portfolio into art.

★★★★☆

Investing in art is an amazing opportunity, especially if you're someone who has always wanted to become involved or be more involved in the art world. You can create financial stability with investing in art and making it a part of your overall investment portfolio.



Sarah Bettencourt
Listen Money Matters

★★★★☆

You could fit the number of Americans with the means to purchase million-dollar paintings into a handful of sports stadiums. Millions can afford to set aside a few thousand dollars. Masterworks has real potential to revolutionize the way people buy and sell high-end art.



Brian Martucci
Money Crashers

★★★★☆

Investing in art is an incredible opportunity for optimal returns and the exposure it offers to the creative world of art. Masterworks is at the edge of revolutionizing investment opportunities in blue-chip artwork.



Chris Muller
DoughRoller

MASTERWORKS RESEARCH

Search art market returns

Our research team has collected a proprietary database of paintings that have been purchased and resold throughout art history, and how much money collectors have made (or lost!).

Historical appreciations reflect an implied annualized return for a given artwork based on its purchase and sale at auction, including purchase and sale commissions paid to the auction house. Historical returns are not comparable to, or intended to represent or be a proxy, for returns on Masterworks shares. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results, and an investor can lose money.

BROWSE RETURNS

Andy Warhol

- Willem de Kooning
- Banksy
- David Hockney
- Joan Mitchell
- Keith Haring
- Claude Monet



PURCHASE PRICE
$165,000

SALE PRICE 1
≈ $13,654,050

GROSS RETURN
82.75x (25 years)


24/10's
3¢ OFF PACK.
New!
Brillo
soap pads
3¢ OFF
SHINES ALUMINUM FAST

PURCHASE PRICE
$35,200

SALE PRICE 1
$43,700

SALE PRICE 2
$3,050,500

SALE PRICE 3
$1,745,000

GROSS RETURN
49.57x (26 years)



PURCHASE PRICE
$178,500

SALE PRICE 1
$8,789,000

GROSS RETURN
82.75x (18 years)

MORE RESULTS

HOW IT WORKS

How does it work?

For the first time ever, Masterworks allows anyone to purchase fractional interests in great works of art.

1.

We Purchase Blue-Chip Art

We're in-market reviewing hundreds of opportunities a year to purchase great works of art. Our team has more than 75 years of combined experience as collectors, dealers, or working for auction houses.

The securities offered by Masterworks issuers are highly speculative. Investing in securities of Masterworks issuers involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities.

2.

Anyone Can Invest

After we purchase a painting, we file it as a registered security offering with the Securities and Exchange Commission. As a shareholder, you are given certain rights afforded to you under securities laws of the U.S. and can rely on the disclosures in our public filings.

SEC FILED

sec.gov

PRICE PER SHARE

$20

3.

Management Fees

Similar to a hedge fund, our fees are equal to a 1.5% annual management fee (paid in the form of equity) plus 20% of the profit if the painting increases in value. Please read the offering circular on each specific offering to fully understand the methodology for calculating the annual management fee and potential future profit. Additional expenses and fees associated with acquiring, sourcing, securitizing or selling the painting may be assessed.

FEE PER YEAR

1.5%

FUTURE PROFITS

20%

4.

How do I monetize my investment?

We will actively attempt to sell paintings at a gain for our investors. If after seven years there is no other means for shareholders to sell or redeem their shares (such as a trading market or bulletin board), we will endeavor to sell the Painting on or before the ten-year anniversary of the offering, including considering sending the painting to auction.

In addition, we are seeking ways to provide liquidity to our investors, including a means by which they can sell their shares to other investors through the Masterworks bulletin board feature which is currenty in beta testing. We cannot assure you that the bulletin board will function as we intend or that it or other liquidity options will be available.

Even if and when you are able to monetize your investment, there is no assurance that will receive more than you paid for the shares.

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THE ART MARKET

Why invest in blue-chip art?

Multi-million dollar artwork has long been a cornerstone of investing for the ultra-wealthy. However, these paintings are expensive to acquire and the art market is generally burdened by high fees and lack of transparency. For the first time ever, Masterworks is making this asset class available to anyone to invest.

PRIVATE ART MARKET VALUE

$1.7T

Source: Deloitte

GLOBAL SALES IN 2018

$67.4B

Source: Art Basel & UBS

AVG. ANNUAL RETURNS SINCE 2000

8.9%

Source: Artprice

HISTORICAL RETURNS (2000–2019)



600
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2000
2002
2004
2006
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2014
2016
2018
Blue-chip Artwork (Artprice100®)
S&P 500

According to Artprice, blue-chip artwork (defined as those paintings by the top 100 artists in terms of sales volume) has outperformed the S&P 500 by more than 250% from Jan 1, 2000–Dec 31, 2018. Additionally, it only declined 26% during the financial crisis of 2008-2009, when the S&P 500 declined by 58%. This is why we believe that fine art is one of the best risk-adjusted asset classes available.

Source: Artprice. Past performance is no guarantee of future results, Important Disclosures.

40-YEAR ANNUAL RETURN CORRELATION MATRIX

	ART MARKET CONSULTANCY Art[1]	citi Art[2]
S&P 500	-0.01	0.11
Gold	0.03	0.10
Hedge Funds	NA	0.02
Private Equity	NA	0.01
Real Estate	NA	0.02
T Bills 90 Day	0.03	NA
T Bonds 10 Year	0.03	0.02

Historically, there has been a very low positive correlation between art and other asset classes. This is a compelling reason to consider art as part of a diversified portfolio. Citi Private Bank calculated the long-term correlation coefficient of 0.11 between Art and the S&P 500 Index.

There are important differences between Art and the other assets referenced in the table. Learn more

1. Source: Art Market Consultancy, LLC., February 2019
2. Source: Citi Private Bank, Global Financial Database, April 2013

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MORE INFORMATION

Frequently Asked Questions

How does Masterworks choose which paintings to purchase?

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Masterworks typically acquires 'blue-chip' artwork from the major auction houses and established galleries, with acquisitions focused on artwork representative of a top 100 artist's mature style, that it is able to acquire at an attractive cost relative to value based on estimated historical appreciation rates, and an established track record of multiple multi-million dollar sales annually.

How are Masterworks investments structured?

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Masterworks creates a Delaware LLC issuer (taxed as a partnership) and files an offering of ordinary shares with the United States SEC under Regulation A. Each issuer will use proceeds from the offering to acquire a single work of art and title to the artwork will be contributed to a Cayman Islands subsidiary of the issuer. The issuer will have no indebtedness, no other assets and will conduct no operations other than relating to the ownership, maintenance and eventual sale of the artwork. The issuer is administered by Masterworks pursuant to an administrative services agreement that provides that Masterworks pays all ordinary and necessary fees, costs and expenses in exchange for membership interests in the issuer.

What happens when a painting is sold?

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How often will new paintings be introduced?

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Each investment represents ownership of a single Painting. Masterworks plans to acquire new artwork every 2–4 weeks, allowing investors to participate in future offerings and further diversify their art investment portfolio.

How can I learn more about a particular offering?

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What are the risks of investing in these offerings?

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Who can help answer my questions about the Offering?

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How are my shares taxed?

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Important Disclosures

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

The information contained on the Masterworks.io website has been prepared by Masterworks without reference to any particular user’s investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual’s own goals, time horizon, and tolerance for risk.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. For additional information you are encouraged to review Important Disclosures.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services.

Bank services are provided through our banking software provider, Synapse; by using these services you agree to Synapse's Terms of Service and Deposit Agreement. To report a complaint relating to the bank services, email help@synapsefi.com.

The information contained herein neither constitutes an offer for nor a solicitation of interest in any specific securities offering. For any proposed offering pursuant to an offering statement that has not yet been qualified by the SEC, no money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement for such offering has been qualified by the SEC any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Offering circulars for Masterworks offerings are available here.

Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013.